Exhibit 99.1

FOR IMMEDIATE RELEASE

February 3, 2022	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS ANNOUNCES SHARE REPURCHASE PROGRAM

(GOLDEN, CO) Good Times Restaurants Inc. (GTIM), operator of Bad Daddy’s Burger Bar and Good Times Burgers & Frozen Custard, today announced that it will commence a share repurchase program beginning February 7, 2022. Repurchases of up to an aggregate of $5,000,000 of the Company’s common stock have been authorized by the Company’s Board of Directors. The authorization to repurchase will continue until the maximum value of shares is purchased or the Company terminates the program. The timing and actual number of shares repurchased will depend on a variety of factors, including price, general business and market conditions, and alternative investment opportunities. The Company intends to make all repurchases in compliance with applicable regulatory guidelines and to administer the plan in accordance with applicable laws, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended.

“This announcement demonstrates our confidence in both of our brands and the growth opportunities we see over the long term,” said Ryan Zink, Chief Executive Officer. “This share repurchase program will return capital to shareholders while providing a secondary use for cash generated by the business while we continue to reinvest in both existing restaurants at both brands and execute a disciplined growth program for Bad Daddy’s.”

The repurchase program does not obligate the Company to acquire any particular amount of common shares, and the repurchase program may be suspended or discontinued at any time at the Company’s discretion.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. owns, operates, franchises and licenses 42 Bad Daddy’s Burger Bar restaurants through its wholly-owned subsidiaries. Bad Daddy’s Burger Bar is a full-service “small box” restaurant concept featuring a chef-driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of local and craft beers in a high-energy atmosphere that appeals to a broad consumer base. Additionally, Good Times Restaurants Inc. operates and franchises a regional quick-service drive-thru restaurant chain consisting of 32 Good Times Burgers & Frozen Custard restaurants located primarily in Colorado.

Forward Looking Statements: This press release contains forward looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. Such risks and uncertainties include, among other things, the market price of the Company's stock prevailing from time to time, the nature of other investment opportunities presented to the Company, the Company's financial performance and its cash flows from operations, general economic conditions, which could adversely affect the Company's results of operations and cash flows. These risks also include such factors as the disruption to our business from the novel coronavirus (COVID-19) pandemic and the impact of the pandemic on our results of operations, financial condition and prospects which may vary depending on the duration and extent of the pandemic and the impact of federal, state and local governmental actions and customer behavior in response to the pandemic, the impact and duration of staffing constraints at our restaurants, the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the Risk Factors section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 28, 2021 filed with the SEC, and other filings with the SEC . Good Times disclaims any obligation or duty to update or modify these forward-looking statements.

Category: Financial

Good Times Restaurants Inc CONTACTS:

Ryan M. Zink, President and Chief Executive Officer (303) 384-1411

Christi Pennington (303) 384-1440